VERTEX ENERGY, INC. 8-K

Exhibit 10.1

EXECUTION VERSION

daTED	May 23, 2024

(1)	MACQUARIE ENERGY NORTH AMERICA TRADING INC.

(2)	VERTEX REFINING ALABAMA LLC

(3)	Vertex Renewables Alabama llc

(4)	VERTEX ENERGY, INC.

amendment agreement No. 5

in respect of a supply and offtake agreement dated april 1, 2022 and certain other transaction documents

CONTENTS

SECTION

1	interpretation	1
2	amendment of the Transaction Documents	2
3	confirmation of guaranty	2
4	confirmation of EXISTING SECURITY	2
5	Representations	3
6	continuity and RATIFICATION	3
7	MISCELLANEOUS	3
8	Governing law and jurisdiction	3

Schedule

Schedule 1	5
Amendment to Supply and Offtake Agreement	5

CONTENTS PAGE 1

THIS AGREEMENT (this “Agreement”) is dated	May 23, 2024

BETWEEN:

(1)	MACQUARIE ENERGY NORTH AMERICA TRADING INC., a Delaware corporation, located at 500 Dallas Street, Suite 3300 Houston, Texas 77002 (“Macquarie”);

(2)	VERTEX REFINING ALABAMA LLC, Delaware limited liability company, located at 1331 Gemini Street, Suite 250, Houston, Texas, TX 77058-2764 United States (the “Company”);

(3)	VERTEX ENERGY, INC., a Nevada corporation, located at 1331 Gemini Street, Suite 250, Houston, Texas, TX 77058-2764 United States (the “Parent”); and

(4)	VERTEX RENEWABLES ALABAMA LLC, Delaware limited liability company, located at 1331 Gemini Street, Suite 250, Houston, Texas, TX 77058-2764 United States (“Vertex Renewables”);

each referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)	WHEREAS, Macquarie and the Company entered into a supply and offtake agreement dated April 1, 2022, as amended on May 26, 2023, September 1, 2023, December 8, 2023 and May 17, 2024 (as so amended, the “Supply and Offtake Agreement”) and certain other Transaction Documents (as defined in the Supply and Offtake Agreement).

(B)	WHEREAS, the Macquarie and Vertex Renewables entered into a supply and offtake agreement dated May 26, 2023 (the “Vertex Renewables Supply and Offtake Agreement”). The Parties have entered into a termination and release agreement dated May 23, 2024 pursuant to which the Vertex Renewables Supply and Offtake Agreement and certain other “Transaction Documents” (as defined therein) will be terminated. In connection with the termination of the Vertex Renewables Supply and Offtake Agreement, the Company and Macquarie wish to make certain amendments to the terms of the Supply and Offtake Agreement.

(C)	WHEREAS, the Parent and Macquarie entered into a guaranty agreement dated April 1, 2022 in favour of Macquarie (the “Parent Guaranty”) and Vertex Renewables and Macquarie entered into a guaranty dated May 26, 2023 (the “Vertex Renewables Guaranty” and together with the Parent Guaranty, the “Guaranties” and each a “Guaranty”), in each case, with respect to the Company’s obligations under the Supply and Offtake Agreement.

(D)	WHEREAS, in connection with the amendments to be made to the Supply and Offtake Agreement and certain other Transaction Documents, the Parent and Vertex Renewables are a party to this Agreement solely for the purpose of confirming its obligations under the Guaranty to which it is a party, which will remain in full force and effect notwithstanding the amendments made to the Supply and Offtake Agreement and such other Transaction Documents.

(E)	NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the Parties hereto agree as follows.

1	interpretation

1.1	Definitions

In this Agreement:

“Amended Supply and Offtake Agreement” means the Supply and Offtake Agreement as amended by this Agreement.

“Effective Date” means the date of this Agreement.

“Guaranties” and “Guaranty” has the meaning given to those terms in Recital (C).

“Supply and Offtake Agreement” has the meaning given to that term in Recital (A).

1.2	Interpretation

(a)	Unless a contrary indication appears, terms defined in or construed for the purposes of the Supply and Offtake Agreement have the same meanings when used in this Agreement.

(b)	The principles of construction as set out in section 1.2 (Construction of Agreement) of the Supply and Offtake Agreement shall have effect as though they were set out in full in this Agreement but so that each reference in that section to “this Agreement” shall be read as a reference to this Agreement.

(c)	In this Agreement any reference to an Article, Section or Schedule is, unless the context otherwise requires, a reference to an article, section or schedule of this Agreement.

1.3	Third party rights

No Person other than the Parties shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

1.4	Transaction Document

Macquarie and the Company agree that this Agreement shall be a Transaction Document for the purposes of the Supply and Offtake Agreement.

1.5	The Guarantors

Each of the Parent and Vertex Renewables is entering into this Agreement solely for the purposes set out in Section 3 (Confirmation of Guaranty) and Section 5.1(c) (Representations).

2	amendment of the Transaction Documents

2.1	Macquarie and the Company agree that, on and from the Effective Date, the Supply and Offtake Agreement shall be amended on the terms set out in Schedule 1 to this Agreement.

2.2	On and from the Effective Date the rights and obligations of the parties to the Supply and Offtake Agreement shall be governed by and construed in accordance with the provisions of the Supply and Offtake Agreement as amended by this Agreement, and all references in any of the Transaction Documents to the Supply and Offtake Agreement (howsoever described) shall mean the Supply and Offtake Agreement as amended hereby.

3	confirmation of guaranty

3.1	By executing this Agreement, the Parent and Vertex Renewables:

(a)	consents to the Company entering into this Agreement; and

(b)	confirms and restates that its obligations under the Guaranty to which it is a party shall continue in full force and effect as a continuing security for the payment and discharge of the Guaranteed Obligations (as defined in the Guaranty to which it is a party), including without limitation, all amounts owing by the Company to Macquarie in relation to the Transaction Documents and the Transaction Obligations.

4	confirmation of EXISTING SECURITY

(a)	The Company confirms that each of the existing Lien Documents that it has executed in favour of Macquarie shall continue in full force and effect as a continuing security for the obligations of the Company pursuant to the Amended Supply and Offtake Agreement and the other Transaction Documents.

(b)	Each of Macquarie and the Company acknowledge and agree that the Liens granted in favour of Macquarie pursuant to the Pledge and Security Agreement are not intended to (and do not) secure the obligations owed by the Company to Macquarie pursuant to the guaranty dated as of May 26, 2023 from the Company and provided to Macquarie in connection with the Vertex Renewables Transaction Documents (as defined in the Vertex Renewables SOA).

5	Representations

5.1	Without prejudice to the rights of Macquarie which have arisen on or before the Effective Date:

(a)	the Company and Macquarie each repeat the representations and warranties set out in section 19.1 (Mutual Representations) of the Amended Supply and Offtake Agreement;

(b)	the Company repeats the representations and warranties set out in section 19.2 (Company’s Representations) of the Amended Supply and Offtake Agreement; and

(c)	each of the Parent and Vertex Renewables repeats the representations and warranties set out in section 5.1 (Representations and Warranties) of the Guaranty to which it is a party,

in each case on the date of this Agreement and by reference to the facts and circumstances then existing.

6	continuity and RATIFICATION

6.1	The provisions of the Transaction Documents shall, save as amended by this Agreement, continue in full force and effect.

6.2	The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Macquarie or any of its assignees under the Amended Supply and Offtake Agreement or any other Transaction Document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

7	MISCELLANEOUS

7.1	Further assurance

The Company agrees to take all further actions and execute all further documents (and to procure the doing of all acts and things and the execution of all documents) as Macquarie may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

7.2	Incorporation of Terms

The provisions of section 22.5 (Indemnification; Expenses), section 25 (Confidentiality) and sections 27 (Assignment) to 32 (Miscellaneous) (inclusive) of the Amended Supply and Offtake Agreement shall apply to this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement”, “either Party” and “neither Party” are references to this Agreement, “each Party” and “no Party”, respectively.

8	Governing law and jurisdiction

8.1	THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

8.2	EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE SUPPLY AND OFFTAKE AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

8.3	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank.]

Schedule 1

Amendment to Supply and Offtake Agreement

The Supply and Offtake Agreement shall be amended as follows:

1	The definition of “Base Agreements” in Clause 1.1 (Definitions) shall be deleted in its entirety and replaced with the following:

““Base Agreements” means (a) the BWC Agreements (but only from (and including) the BWC Inclusion Date); (b) the Center Point Agreements (but only from (and including) the Center Point Inclusion Date); (c) the Plains Agreements; (d) any agreements hereafter entered into between the Company and any third party pursuant to which the Company acquires any rights to use storage tanks or pipelines that the Company elects to be treated as, or that are, Crude Storage Tanks, Included Crude Pipelines, Included Product Pipelines, the Included Product Tanks or Company Storage Locations, and (e) any agreement entered into by Company with Parent or any of Parent’s Subsidiaries, relating to the Refinery and/or the operation or maintenance of the Refinery, including any related agreements related to Crude Oil and Products in connection with the Refinery, provided, however, that the Vertex Renewables SOA and the Vertex Renewables Transaction Documents entered into in connection therewith shall not constitute “Base Agreements” for the purposes of this Agreement.”.

2.	The following new definitions are inserted in Clause 1.1 (Definitions) in alphabetical order as follows:

“Vertex Renewables Guarantor” means:

(a)	in respect of the Vertex Refining Guaranty, the Company; and

(b)	in respect of the Parent Renewables Guaranty, the Parent,

(collectively, the “Vertex Renewables Guarantors”).”.

“Vertex Renewables SOA Guaranties” means (a) the Vertex Refining Guaranty; and (b) the guaranty entered into between Macquarie and the Company on or around the “Effective Date” (as defined in the Vertex Renewables SOA) and pursuant to which the Parent guarantees the obligations of Vertex Renewables under the Vertex Renewables Transaction Documents (the “Parent Renewables Guaranty”) (each, a “Vertex Renewables SOA Guaranty”“.

3.	Section 3.2(a) (Early Termination Rights) shall be deleted in its entirety and replaced with the following:

“(a)	Either Party may elect to terminate this Agreement by providing the other Party notice of any such election pursuant to Article 28; provided that no such election shall be effective until the day falling 180 calendar days following the date on which such notice is delivered (the “Optional Early Termination Date”). For the avoidance of doubt, the Termination Amount for any early termination pursuant to this paragraph shall be calculated in accordance with Section 21.2.”.

4.	Section 20.1(o) (Guarantor) is deleted in its entirety and replaced with the following:

“(o)	Guarantor. Any of the following: (i) a Guarantor or a Vertex Renewables Guarantor fails to perform or otherwise defaults in any payment obligation under the Guaranty or Vertex Renewables SOA Guaranty to which it is a party, (ii) a Guarantor or a Vertex Renewables Guarantor becomes Bankrupt, (iii) any Guaranty or any Vertex Renewables SOA Guaranty expires (other than in accordance with its terms or pursuant to any mutually agreed termination arrangement) or terminates or ceases to be in full force and effect prior to (x) in the case of the Guaranties, the satisfaction of all obligations of the Company to Macquarie under this Agreement and the other Transaction Documents; or (y) in the case of the Vertex Renewables Guaranties, Macquarie determining that are no further actual or potential liabilities of Vertex Renewables to Macquarie that could arise after the termination of the Vertex Renewables SOA, or (iv) a Guarantor or a Vertex Renewables Guarantor disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of the Guaranty or Vertex Renewables SOA Guaranty to which it is a party or any of the Intercreditor Provisions (as defined below); or”.

5.	Section 20.1(t) (Intercreditor Provisions) is amended by deleting the words “; or” immediately at the end of sub-paragraph (ii) thereof and replacing them with a full stop.

6.	Section 20.1(u) (Vertex Renewables SOA) and Section 20.3(iv) (Vertex Renewables SOA) are deleted in their entirety.

7.	Sub-section (5) of Schedule O (Form of Included Storage Locations) is amended by deleting the word “Terminalling” at the beginning thereof; and replacing them with the words “From and after the BWC Inclusion Date, the terminalling”.

EXECUTION PAGES Executed by MACQUARIE ENERGY NORTH AMERICA TRADING INC. acting by:
/s/ Brian Houstoun	and	/s/ Travis McCullough
Name: Brian Houstoun		Name: Travis McCullough
Title: Senior Managing Director		Title: Division Director

Executed by VERTEX REFINING ALABAMA LLC acting by:

/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart Title: President and CEO

Executed by VERTEX ENERGY, INC. acting by:

/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart Title: President and CEO

Executed by VERTEX RENEWABLES ALABAMA LLC acting by:

/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart Title: President and CEO

[Signature Page to Amendment Agreement No. 5]